Exhibit 99.2

Ocean Power Technologies Earns “Trusted Operator” Status in New AUVSI Maritime Certification Program

Certification Underscores OPT’s Commitment to Operational Excellence and Real-World Autonomous Maritime Solutions

MONROE TOWNSHIP, NJ, May 27, 2025 - Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative, cost-effective, low-carbon and artificial intelligence maritime services that enable safer and more productive ocean operations and related power, data, and service solutions, today announced its recognition as one of the initial certified operators under the Association for Uncrewed Vehicle Systems International (AUVSI) Trusted UMS Operator Program.

The program, launched by AUVSI in collaboration with leading industry stakeholders, is designed to establish a high standard for training, proficiency, and safety in the operation of uncrewed maritime systems (UMS). OPT’s inclusion as a certified operator highlights the Company’s commitment to excellence in autonomous maritime operations and its leadership in delivering practical, field-ready uncrewed systems.

“Being recognized by AUVSI as a Trusted UMS Operator underscores our dedication to safety, operational rigor, and workforce training as we deploy uncrewed technologies in demanding maritime environments,” said Philipp Stratmann, President and CEO of Ocean Power Technologies. “This certification reinforces the confidence our customers have in OPT as a reliable partner for persistent maritime domain awareness and mission-critical operations.”

The Trusted Operator designation provides a framework for standardizing skills and practices across the industry, helping customers and stakeholders identify operators who meet high standards of performance and accountability. It complements OPT’s broader commitment to quality, safety, and innovation across its buoy and autonomous surface vehicle (ASV) solutions.

For additional details on Ocean Power Technologies and its services and solutions for the defense, security and ocean energy industries, please visit www.oceanpowertechnologies.com.

For more information on the AUVSI Trusted Operator Program, visit https://www.auvsi.org/auvsi-launches-trusted-ums-operator-program-standardize-uncrewed-maritime-systems-training-and

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the potential continuing success with the delivery of customer products and services over extended timeframes, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com